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Exhibit 10.2

GENTIUM S.p.A.

Stock Option Grant Notice
(Nonstatutory Stock Option Plan and Agreement)

        Gentium S.p.A., a stock corporation organized under the law of the Republic of Italy, (the "Company"), pursuant to its Nonstatutory Stock Option Plan and Agreement (the "NSO Plan and Agreement") and this Stock Option Grant Notice (the "Grant Notice"), hereby grants to Optionee an option (the "Option") to purchase the number of shares of the Company's common stock set forth below (the "Shares"). This Option is subject to all of the terms and conditions as set forth herein and in the NSO Plan and Agreement, which is attached hereto and incorporated herein in its entirety.

Optionee:	Cary Grossman
Option Grant Number:	001
Type of Option:	Nonstatutory Stock Option
Date of Grant:	October 1, 2004
Shares Subject to Option:	60,000
Exercise Price Per Share:	$5.50
Expiration Date:	September 30, 2009
Vesting Schedule:
Subject to the terms and conditions of the NSO Plan and Agreement, 20% of the Shares shall vest on the Date of Grant; thereafter, 20% of the Shares shall vest on each of the following: September 15, 2004, October 15, 2004, November 15, 2004 and December 15, 2004.
Exercise Schedule:	Same as "Vesting Schedule." Early Exercise is not permitted.

        Payment:    Payment of the Option exercise price may be made in cash or check or by any other method provided in the NSO Plan and Agreement.

        Additional Terms/Acknowledgements:    The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice and the attached NSO Plan and Agreement. Optionee further acknowledges that as of the Date of Grant, this Grant Notice, and the NSO Plan and Agreement, set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, Optionee hereby authorizes withholding from payroll and any other amounts payable to him, and otherwise agrees to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T (or similar rule or regulation) as promulgated by the Federal Reserve Board, if applicable), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate (as defined in the NSO Plan and Agreement), if any, which arise in connection with the Option.

GENTIUM S.P.A.		OPTIONEE: CARY GROSSMAN
By:	/s/ Laura Iris Ferro	/s/ Cary Grossman
Title:	President and Chief Executive Officer	Signature
Date:	December 15, 2004

Attachments:    Nonstatutory Stock Option Plan and Agreement

GENTIUM S.P.A.
Nonstatutory Stock Option plan and Agreement

        Pursuant to this Nonstatutory Stock Option Plan and Agreement (the "NSO Plan and Agreement") and the Stock Option Grant Notice ("Grant Notice"), Gentium S.p.A., a stock corporation organized under the law of the Republic of Italy (the "Company"), hereby grants a nonstatutory stock option (the "Option") to Cary Grossman, Executive Vice President and Chief Financial Officer of the Company, to purchase the number of shares of the common stock of the Company (the "Common Stock") indicated in the Grant Notice (the "Option Shares") at the exercise price indicated in the Grant Notice. The Option shall be effective on the date of grant specified in the Grant Notice.

        The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code") The Option is intended to comply with the exemption from qualification provided by Section 5(I)(b) of the Texas Securities Act. The Option Shares covered by the grant of this Option are intended to be exempt from registration pursuant to Rule 701 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). In the event the Company files a Form S-8 to cover shares of Common Stock issued pursuant to stock options and/or other stock-based awards under an equity incentive plan adopted by the Company, the Company shall use its best efforts to register the Option Shares on such Form S-8.

        1.    ELIGIBILITY.    Subject to Section 10 related to transferability, the sole person eligible to receive an Option under the NSO Plan and Agreement is Cary Grossman, Executive Vice President and Chief Financial Officer of the Company (the "Optionee").

        2.    SHARES SUBJECT TO THE NSO PLAN AND AGREEMENT.    Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the Common Stock that may be issued under the NSO Plan and Agreement shall not exceed in the aggregate Sixty Thousand (60,000) shares of Common Stock. If the Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Common Stock not acquired under the Option shall not revert to and shall not again become available for issuance under the NSO Plan and Agreement. At all times, the Company shall reserve and keep available a sufficient number of shares of Common Stock as will be required to satisfy the requirements of the Option granted under this NSO Plan and Agreement.

        3.    NUMBER OF SHARES AND EXERCISE PRICE.

          (a)   The total number of shares of Common Stock subject to the Option is equal to the Option Shares.

          (b)   The exercise price per share of Common Stock shall be the price provided on the Grant Notice, which price shall be one hundred percent (100%) of the Fair Market Value (as defined below) on the date of grant.

          (c)   In the event the price at which a share of Common Stock is first made available to the general public pursuant to an initial public offering is less than $11.00 per share, the exercise price per share of Common Stock under the Option shall be proportionately adjusted.

          (d)   For purposes of the Option, "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board of Directors (the "Board") deems reliable.

             (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        4.    VESTING AND EXERCISABILITY.

          (a)   Subject to the limitations contained herein, the Option shall vest as provided in Grant Notice, provided that vesting will cease upon the termination of the Optionee's Continuous Service with the Company or of any Affiliate of the Company.

          (b)   Notwithstanding anything to the contrary, the Option shall vest in full and become 100% exercisable on the effective date of a registration statement filed by the Company under the Securities Act.

          (c)   For purposes of this NSO Plan an Agreement, "Continuous Service" means service as an employee, director or consultant; a change in the capacity in which the Optionee renders service to the Company or an Affiliate, or a change in the entity for which the Optionee renders such service (provided there is no interruption or termination of the Optionee's service with the Company or an Affiliate) shall not terminate a Optionee's Continuous Service. For purposes of this NSO Plan and Agreement, Affiliate means any parent corporation or subsidiary corporation of the Company as such terms are defined in Sections 424(e) and (f) of the Code, respectively. On all exercises, fractions of shares shall be rounded to the next lowest number. The Option will be exercisable only to the extent the Option Shares have vested.

        5.    METHOD OF PAYMENT.

          (a)   Payment of the exercise price is due in full upon exercise of all or any part of the Option. The Optionee may elect to make payment of the exercise price in cash or by check or in one or more of the following:

              (i)  To the extent permitted by law, at the time the Option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T (or similar rule or regulation) as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

             (ii)  Provided that at the time of the exercise of the Option the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings (generally six months) or that were not acquired, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and valued at its Fair Market Value (as defined below) on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time of the exercise of the Option, shall include delivery to the Company of the Optionee's attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company of Common Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

          (b)   Provided that at the time of the exercise of the Option the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, in lieu of exercising the Option, the Optionee may elect to receive Shares equal to the value of the Option (or the portion thereof being canceled) by surrender of the Option at the principal office of the Company, together with a notice of such exercise, in which event the Company shall issue to the Optionee a number of Shares computed using the following formula:

X =	Y(A-B) A

Where X is the number of Option Shares to be issued to the Optionee;

  Y is the number of Option Shares vested and exercisable under the Option;

  A is the Fair Market Value of one share of Common Stock; and

  B is the per share Exercise Price.

        6.    WHOLE SHARES.    The Option may only be exercised for whole shares.

        7.    SECURITIES LAW COMPLIANCE.    Notwithstanding anything to the contrary contained herein, the Option may not be exercised unless the shares issuable upon exercise of the Option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and the Option may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

        8.    TERM.    The term of the Option commences on the Date of Grant specified in the Grant Notice and expires on the day before the fifth (5th) anniversary of such Date of Grant.

        9.    EXERCISE.

          (a)   The Optionee may exercise the vested portion of the Option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)   As a condition to any exercise of the Option, the Company may require the Optionee to enter an arrangement providing for the payment by the Optionee to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of the Option, (ii) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise, or (iii) the disposition of shares acquired upon such exercise.

          (c)   The Company (or a representative of the underwriters), in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, may require that the Optionee not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by the Optionee, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. The Optionee further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Optionee's Common Stock until the end of such period.

        10.    TRANSFERABILITY.    The Option is not transferable, except (i) by will or by the laws of descent and distribution, (ii) with the prior written approval of the Company, by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor) or (iii) with the prior written approval of the Company, by gift, in a form accepted by the Company, to a "family member" as that term is defined below. The term "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent (50%) of the voting interests. The Option is exercisable during your life only by you or a transferee satisfying the above-stated conditions. The right of a transferee to exercise the transferred portion of the Option shall terminate in accordance with your right to exercise the Option as specified in the NSO Plan and Agreement. In the event of Optionee's death, the transferee will be treated as a person who acquired the right to exercise the Option by bequest or inheritance. In addition to the foregoing, the Company may require, as a condition of the transfer of the Option to a trust or by gift, that the transferee enter into an option transfer agreement provided by, or acceptable to, the Company. The terms of the Option shall be binding upon transferees, executors, administrators, heirs, successors, and assigns. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, the Optionee may designate a third party who in the event of the Optionee's death shall thereafter be entitled to exercise the Option subject to all of the terms and conditions herein.

        11.    ADJUSTMENTS UPON CHANGES IN STOCK

          (a)    Capitalization Adjustments.    If any change is made in the Common Stock subject to the NSO Plan and Agreement, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the NSO Plan and Agreement will be appropriately adjusted in the class(es) and maximum number of securities subject to the NSO Plan and Agreement pursuant to Section 2 and the maximum number of securities subject to the Option will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

          (b)    Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then the Option shall terminate immediately prior to such event.

          (c)    Asset Sale, Merger, Consolidation or Reverse Merger.    In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a "Corporate Transaction"), then any surviving corporation or acquiring corporation may assume the Option or may substitute a similar stock award (including an award to acquire the same consideration paid to the shareholders in the Corporate Transaction) for the Option. In the event any surviving corporation or acquiring corporation does not assume the Option or substitute a similar stock award for the Option, provided the Optionee is then providing Continuous Service, then the vesting of the Option (and the time during which Option may be exercised) shall be accelerated in full, and the Option shall terminate if not exercised at or prior to the completion of the Corporate Transaction.

        12.    REPRESENTATIONS.

          (a)   By executing the Grant Notice, Optionee hereby warrants and represents that Optionee is acquiring the Option for Optionee's own account and that Optionee has no intention of distributing, transferring or selling all or any part of the Option except in accordance with the terms of the NSO Plan and Agreement. Optionee also hereby warrants and represents that Optionee has either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect Optionee's own interests in connection with the grant of the Option by virtue of Optionee's business or financial expertise or the business or financial expertise of any of Optionee's professional advisors who are unaffiliated with and who are not compensated by the Company or any of its Affiliates, directly or indirectly.

          (b)   The Company may require Optionee, as a condition of exercising or acquiring Common Stock under the Option, (i) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that Optionee is acquiring Common Stock subject to the Option for Optionee's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon exercise of the Option has been registered under a then current effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the NSO Plan and Agreement as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        13.    RIGHT OF REPURCHASE.    To the extent provided in the Company's bylaws as amended from time to time, the Company shall have the right to repurchase all or any part of the shares of Common Stock received pursuant to the exercise of the Option. If the Company exercises its right to repurchase such shares of Common Stock, the purchase price shall be the Fair Market Value of those shares of Common Stock on the date of repurchase The Company's right of repurchase shall expire on the date of the first registration of the Common Stock under the Securities Act.

        14.    RIGHT OF FIRST REFUSAL.    Before any Shares registered in the name of the Optionee, may be sold or transferred (including transfer by operation of law), such Shares shall first be offered to the Company as follows:

          (a)   The Optionee shall deliver a notice to the Company stating (i) the Optionee's bona fide intention to sell or transfer such Shares, (ii) the number of such Shares to be sold or transferred, (iii) the price for which the Optionee proposes to sell or transfer such Shares, and (iv) the name of the proposed purchaser or transferee.

          (b)   Within thirty (30) days after receipt of such notice, the Company or its assignee may elect to purchase all or part of the Shares to which the notice refers, at the price per share specified in the notice. Full payment for all the Shares to be purchased by the Company shall be made by cash, check, or cancellation of indebtedness by the Company or its assignee to the Optionee within thirty (30) days after receipt of the notice.

          (c)   If the Shares to which the notice refers are not elected to be purchased as provided in Section 14(b), the Optionee may sell the Shares to any person named in the notice at the price specified in the notice or at a higher price, provided that such sale or transfer is consummated within sixty (60) days of the date of the notice to the Company, and, provided further, that any such sale is in accordance with all the terms and conditions hereof.

          (d)   Any Shares so transferred will continue to be subject to the right of first refusal provided in this Section 14.

          (e)   The provisions of this Section 14 shall terminate on (i) the effective date of a registration statement filed by the Company under the Securities Act with respect to an underwritten public offering of the Common Stock of the Company or (ii) the closing date of a sale of assets or merger of the Company or other acquisition transaction pursuant to which stockholders of the Company receive securities of a buyer whose shares are publicly traded.

          (f)    The Company shall not be required (i) to transfer on its share register any Shares which shall have been purportedly sold or transferred if such transfer would be in violation of this Section 14, or (ii) to treat as owner of such Shares, to accord the right to vote as such owner, or to pay dividends to any purported transferee to whom such Shares shall have purportedly been so transferred.

        15.    OPTION NOT A SERVICE CONTRACT.    Neither the Option nor the NSO Plan and Agreement nor the Grant Notice constitutes an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on the Optionee's part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue the Optionee's employment. In addition, nothing in the Option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, officers or employees to continue any relationship that the Optionee might have as a director or consultant for the Company or an Affiliate.

        16.    WITHHOLDING OBLIGATIONS.

          (a)   At the time Optionee exercises the Option, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to Optionee and otherwise agrees to make adequate provisions for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T (or similar rule or regulation) as promulgated by the Federal Reserve Board to the extent permitted by the Company) any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate, if any, which arise in connection with the Option.

          (b)   Upon the Optionee's request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to the Optionee upon the exercise of the Option a number of whole shares of Common Stock having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation would be deferred to a date later than the date of exercise of the Option, withholding of shares of Common Stock pursuant to the preceding sentence shall not be permitted unless the Optionee makes a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of the Option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of the Option that are otherwise issuable to the Optionee upon such exercise. Any adverse consequences to the Optionee arising in connection with such share withholding procedure shall be the Optionee's sole responsibility.

          (c)   The Option is not exercisable unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

        17.    NOTICES.    Any notices provided for in the NSO Plan and Agreement shall be given in writing and shall be deemed effectively given upon receipt.

        18.    GOVERNING PLAN AND AGREEMENT DOCUMENT.    The Option is subject to all the provisions of the NSO Plan and Agreement and Grant Notice, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the NSO Plan and Agreement. With respect to (i) any and all matters relating to the Option granted under this NSO Plan and Agreement and Grant Notice, (ii) any Option Shares and (iii) any shares of

Common Stock to be received upon exercise of such Option, the terms and conditions of the NSO Plan and Agreement and Grant Notice shall govern at all times.

        19.    ADMINISTRATION BY THE BOARD.

          (a)   The NSO Plan and Agreement shall be administered by the Board, unless and until the Board delegates administration to a committee as provided in subsection (b). The Board shall have the authority to construe and interpret the NSO Plan and Agreement and to establish, amend or waive rules and regulations for its administration. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

          (b)   The Board may delegate administration of the NSO Plan and Agreement to a committee of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the NSO Plan and Agreement, the powers possessed by the Board, subject to such resolutions, not inconsistent with the provisions of the NSO Plan and Agreement, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the NSO Plan and Agreement.

              (i)  To the extent Optionee is a Covered Employee, at such time as the Common Stock of the Company is publicly traded, the Committee shall consist of individuals who satisfy the requirements of "outside director" within the meaning of section 162(m) of the Code and the United States Treasury regulations promulgated thereunder), so that the Option will qualify for the performance-based compensation exemption of section 162(m) of the Code. For purposes of this Option, "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of section 162(m) of the Code.

             (ii)  To the extent the Optionee is subject to section 16 of the Exchange Act, the Committee shall satisfy the requirements of Rule 16b-3 (or is successor) under the Exchange Act ("Rule 16b-3"). Notwithstanding the foregoing, failure of the Committee to satisfy the requirements of Rule 16b-3 shall not invalidate the Option.

        20.    LEGENDS.    All certificates representing any of the Shares shall have endorsed thereon legends in substantially the following form:

          (a)   "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A RIGHT OF FIRST REFUSAL ON TRANSFERS, SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES ON THE SHARES REPRESENTED BY THIS CERTIFICATE."

          (b)   "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

          (c)   Any legend required to be placed by the applicable blue-sky laws of any state.

        21.    WAIVER.    The waiver by either party herein of a breach of any provision of this NSO Plan and Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

        22.    BINDING ON SUCCESSORS.    This NSO Plan and Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs and successors.

        23.    COUNTERPARTS.    This NSO Plan and Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        24.    GOVERNING LAW.    The Grant Notice and NSO Plan and Agreement shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to the doctrine of conflict of laws.

        25.    EFFECTIVE DATE AND DURATION OF THE NSO PLAN AND AGREEMENT.    The NSO Plan and Agreement shall be effective as of September 30, 2004. The Board may suspend or terminate the NSO Plan and Agreement at any time. Unless sooner terminated, the NSO Plan and Agreement shall terminate at midnight on September 30, 2009.

        26.    NO RIGHTS AS SHAREHOLDER.    The Optionee shall have no rights as a shareholder with respect to any stock subject to the Option prior to the date of exercise and until the Optionee has satisfied all requirements for exercise of the Option pursuant to its terms.

Dated as of the 30th day of September 2004.

Very truly yours,
GENTIUM S.P.A.
By:	/s/ LAURA IRIS FERRO
Duly authorized on behalf of the Board of Directors
Name:	Laura Iris Ferro
Title:	President and Chief Executive Officer
CARY GROSSMAN
/s/ CARY GROSSMAN
Address:
13719 Taylorcrest Road Houston, TX 77079

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  Exhibit 10.2